UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2010

BroadVision, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Seaport Blvd, Suite 550, North Bldg, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

_________________Not Applicable____________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

    The 2010 annual meeting of the stockholders of BroadVision, Inc. was held on June 3, 2010 in our office located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California.  Of the 4,449,123 shares of our common stock entitled to vote at the meeting, 3,242,108 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

    Our stockholders elected 4 directors to serve for the ensuing year and until their successors are elected. The votes regarding the election of directors were as follows:

Name	For	Withheld	Broker Non-Vote
Pehong Chen.................................................	1,685,796	135,680	1,420,632
James D. Dixon..............................................	1,685,984	135,492	1,420,632
Robert Lee.....................................................	1,685,808	135,668	1,420,632
François Stieger............................................	1,685,730	135,746	1,420,632

   Our stockholders ratified the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. There were 3,224,904 votes cast for the proposal, 14,342 votes cast against, 2,862 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

June 3, 2010	By:	/s/ Shin-Yuan Tzou

Name: Shin-Yuan Tzou
Title: Chief Financial Officer